UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 18, 2021

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6730 N Scottsdale Rd., Suite 290, Scottsdale, Arizona		85253
(Address of principal executive offices)		(Zip Code)

(602) 767-1426
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

The New Home Company Inc. (the "Company") held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on May 18, 2021.  At the Annual Meeting, the Company’s stockholders approved the Second Amended and Restated 2016 Incentive Award Plan (the “Amended Plan”).  The Amended Plan was adopted by the Company's Board of Directors (the "Board") on March 10, 2021, subject to approval by the Company’s stockholders.  The Amended Plan amends and restates the Company’s Amended and Restated 2016 Incentive Award Plan (the “2016 Plan”).  In particular, the Amended Plan makes the following material changes to the 2016 Plan:

i.
Introduces a fungible share design pursuant to which each stock option or stock appreciation right granted under the Amended Plan after its effectiveness will be counted against the share pool as one share, and each other award granted under the Amended Plan after its effectiveness will be counted against the share pool as 1.2 shares.

ii.	Increases the number of shares available by 1,900,000 shares to an aggregate of 4,000,000 shares;

iii.	Increases the number of shares which may be granted as incentive stock options under the Amended Plan by 1,900,000 shares to 4,000,000 shares;

iv.
Increases the number of shares that may be granted to any one person during any fiscal year of the Company by 150,000 shares to 750,000 shares and increases the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year by $1,000,000 to $7,000,000;

v.
Increases the limit on the total aggregate value of cash compensation and equity-based awards for any non-employee director for such director's service as a non-employee director during any fiscal year by $150,000 to $500,000;

vi.	Extends the term of the Amended Plan through May 18, 2031;

vii.
Provides that no stock options or stock appreciation rights shall have reload features under which the exercise of such stock option or stock appreciation right by a participant automatically entitles the participant to a new stock option or stock appreciation right;

viii.	Eliminates retirement as an exception to the one-year vesting requirement for awards under the Amended Plan; and

ix.	Generally provides for vesting of performance-based awards at “target” upon a change in control, if not assumed or substituted by an acquiror.

The terms and conditions of the Amended Plan are described in the section entitled “Proposal 2 – Approval of the Second Amended and Restated 2016 Incentive Award Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2021.  The foregoing description of the Amended Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 18, 2021. At the Annual Meeting, there were present in person or by proxy 15,829,675 votes, representing approximately 87.4% of the total outstanding eligible votes. The matters submitted to stockholders for a stockholder vote and vote totals noted below are the final voting results from the Annual Meeting.

Proposal 1

The Company’s stockholders elected the following three directors to the Board for a term of office expiring at the 2024 annual meeting of stockholders and until their successors are duly elected and qualified, with voting results as follows:

Name	For	Withheld	Broker Non-Votes
Gregory P. Lindstrom	10,389,290	606,853	4,833,532
Cathey Lowe	10,826,445	169,698	4,833,532
Douglas C. Neff	10,817,472	178,671	4,833,532

Proposal 2

The Company’s stockholders voted to approve the Second Amended and Restated 2016 Incentive Award Plan with voting results as follows:

For	Against	Abstain	Broker Non-Votes
10,630,861	350,791	14,491	4,833,532

Proposal 3

The Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company's named executive officers (the "say-on-pay" advisory vote) with voting results as follows:

For	Against	Abstain	Broker Non-Votes
10,703,452	277,591	15,100	4,833,532

Proposal 4

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2021, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
15,783,250	41,229	5,196	-

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	The New Home Company Inc. Second Amended and Restated 2016 Incentive Award Plan.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2021

The New Home Company Inc.

	By	/s/ John M. Stephens
John M. Stephens, Executive Vice President and Chief Financial Officer